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                    AMENDMENT NO. 31 TO MANAGEMENT AGREEMENT
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     This Amendment No. 31 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005, December 1, 2005, December 19, 2005, January 1, 2006, May 1, 2006, October 1, 2006, November
1, 2006, January 1, 2007, April 30, 2007, October 31, 2007, November 1, 2007,
February 1, 2008, April 28, 2008 and August 8, 2008 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now known as Met Investors Advisory, LLC) (the "Manager"), is entered into effective the 2nd day of September, 2008.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

1. Schedule A of the Agreement hereby is amended to revise the compensation payable with regard to the following Portfolios:

                Portfolio                 Percentage of average daily net assets
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SSgA Growth and Income ETF Portfolio      0.33% of first $500 million of such
   (formerly known as Cyclical Growth     assets plus 0.30% of such assets over
   and Income ETF Portfolio)              $500 million

SSgA Growth ETF Portfolio (formerly       0.33% of first $500 million of such
   known as Cyclical Growth ETF           assets plus 0.30% of such assets over
   Portfolio)                             $500 million

2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 2nd day of September 2008.

MET INVESTORS SERIES TRUST              MET INVESTORS ADVISORY, LLC


By: /s/ Jeffrey A. Tupper               By: /s/ Richard C. Pearson
    ----------------------------------      ------------------------------------
    Name: Jeffrey A. Tupper                 Name: Richard C. Pearson
    Title: Treasurer                        Title: Vice President